Exhibit 99.1

Avago Technologies Limited Announces First Quarter

Fiscal Year 2010 Financial Results

•	Net revenue up 7 percent sequentially to $456 million

•	GAAP gross margin increased to 42.5 percent; Non-GAAP gross margin up to 45.8 percent

SAN JOSE, Calif., and SINGAPORE – February 24, 2010 – Avago Technologies Limited (Nasdaq: AVGO), a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products, today reported financial results for its first quarter fiscal year 2010, ended January 31, 2010, and provided guidance for the second quarter fiscal year 2010.

First Quarter Fiscal Year 2010 GAAP Results

Net revenue was $456 million, an increase of 7 percent compared with the previous quarter, and up 24 percent from the same quarter last year.

Gross margin was $194 million, or 42.5 percent of net revenue. First quarter gross margin compares with gross margin of $178 million, or 41.6 percent of net revenue last quarter, and gross margin of $143 million, or 38.9 percent of net revenue in the same quarter last year.

First quarter net income was $38 million, or $0.16 per diluted share. This result includes a $24 million loss on extinguishment of debt. This compares with a net loss of $21 million, or ($0.09) per diluted share last quarter, and net income of $6 million, or $0.03 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the first quarter was $144 million, compared to $472 million at the end of the prior quarter. Changes in cash over the quarter include $41 million of cash generated from operations and $364 million used to redeem a significant portion of the Company’s debt in December 2009.

First Quarter Fiscal Year 2010 Non-GAAP Results

Gross margin was $209 million, or 45.8 percent of net revenue. This compares with gross margin of $192 million, or 44.9 percent of net revenue last quarter, and gross margin of $164 million, or 44.6 percent of net revenue in the same quarter last year.

Net income was $88 million, or $0.36 per diluted share. This compares with net income of $72 million, or $0.29 per diluted share last quarter, and net income of $37 million, or $0.17 per diluted share in the same quarter last year.

Adjusted EBITDA, as defined in the indenture governing the Company’s remaining outstanding debt securities, was $122 million, compared with $111 million last quarter and $81 million in the same quarter last year.

Avago Technologies Limited Reports First Quarter Fiscal Year 2010 Financial Results

First Quarter Fiscal Year 2010 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q1 10	Q4 09	Q1 09	Q/Q	Y/Y
Net Revenue	$456	$428	$368	+7%	+24%
Gross Margin	45.8%	44.9%	44.6%	+90bps	+120bps
Operating Expenses	$105	$103	$102	+$2	+$3
Net Income	$88	$72	$37	+$16	+$51
Earnings Per Share - Diluted	$0.36	$0.29	$0.17	+$0.07	+$0.19

“Our business continued to stage a significant recovery in the first quarter of fiscal 2010, offsetting the typical seasonality that otherwise exists in our wireless and consumer target markets,” said Hock Tan, President and CEO of Avago Technologies Limited. “This was driven by inventory replenishment in the supply chain and increased market acceptance of new products in several of our target markets.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Revenues by Target Market	Q1 10	Q4 09	Q1 09	Q/Q	Y/Y
Wireless Communications	38	44	34	-8%	40%
Wired Infrastructure	26	24	28	15%	17%
Industrial & Automotive	26	22	28	27%	13%
Consumer & Computing Peripherals	10	10	10	7%	24%

Key Statistics	Q1 10	Q4 09	Q1 09
(Dollars in millions)

Cash From Operations	$41	$46	-$4
Depreciation	$19	$21	$20
Amortization	$20	$19	$21
Capital Expenditures	$9	$20	$12
Days Sales Outstanding	41	40	46
Inventory Days On Hand	61	62	79

Second Quarter Fiscal Year 2010 Business Outlook

Based on current business trends, the outlook for the second fiscal quarter of 2010, ending May 2, 2010, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net Revenue	Up 6% to 9%		Up 6% to 9%
Gross Margin	43.0% plus/minus 1ppt.	$16M	46.5% plus/minus 1ppt.
Operating Expenses	$122M	$10M	$112M
Interest and Other	$8M		$8M
Taxes	$9M		$9M
Diluted Share Count	244M		248M

Reconciling items include $15 million of amortization of acquisition-related intangibles and $1 million of share-based compensation expenses at the Gross Margin line and $5 million of amortization of acquisition-related intangibles and $5 million of share-based compensation expenses at the Operating Expenses line.

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Avago Technologies Limited Reports First Quarter Fiscal Year 2010 Financial Results

Capital expenditures are expected to be in the range of $15 million to $20 million. Depreciation and amortization are both expected to be approximately $20 million in the second quarter.

In February 2010, the Malaysian government granted us a tax holiday on our qualifying Malaysian income, which is effective for a 10-year period beginning in our fiscal year 2009. However, as a result of receiving this tax incentive, we will be unable to use, and will need to write down in the second quarter of fiscal year 2010, deferred tax assets of $6 million that we previously recorded for this jurisdiction.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Actual results will vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at Morgan Stanley’s Technology Conference in San Francisco on March 1, 2010 and at Jefferies’ Technology Conference in New York on March 10, 2010. Both of these presentations will be webcast and available for replay on the Investors section of Avago’s website.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the first quarter fiscal year 2010, and to provide guidance for the second quarter of fiscal year 2010, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 800-638-4817; International 617-614-3943. The passcode is 51632434. A replay of the call will be available through March 3, 2010. To access the replay dial 888-286-8010; International 617-801-6888 and reference the passcode: 54035168. A webcast of the conference call will be available in the Investors section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago reports net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of acquisition-related intangibles, share-based compensation expense, asset impairment charges, restructuring charges, acquired in-process research and development, debt extinguishment (gains) losses, selling shareholder expenses, and the results of discontinued operations. In addition, Avago also discloses Adjusted EBITDA as measured by the indenture governing our outstanding debt securities. Avago believes this non-GAAP earnings information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. These historical non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP net income (loss) and a derivation of Adjusted EBITDA in accordance with the indenture governing its outstanding debt securities are included in the financial tables attached to this press release.

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Avago Technologies Limited Reports First Quarter Fiscal Year 2010 Financial Results

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes approximately 7,000 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.

Safe Harbor Statement

This announcement and supporting materials may contain forward-looking statements which address our expected future business and financial performance. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, technology developments, or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include cyclicality in the semiconductor industry or in our target markets; the current significant economic downturn; the recent financial crisis and its impact on our business, results of operations, and financial condition; our ability to generate cash sufficient to service our debt and to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; quarterly and annual fluctuations in operating results; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property; our competitive performance and ability to continue achieving design wins with our customers; any expenses associated with resolving customer product and warranty claims; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on January 15, 2010, as amended, and other Avago filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Jacob Sayer, 408-435-7400

VP Business Development and Investor Relations

investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended
	January 31, 2010	November 1, 2009	February 1, 2009
Net revenue	$456	$428	$368
Costs and expenses:
Cost of products sold:
Cost of products sold	247	236	204
Amortization of intangible assets	15	14	15
Restructuring charges	—	—	6

Total cost of products sold	262	250	225
Research and development	64	65	62
Selling, general and administrative	46	43	40
Amortization of intangible assets	5	5	6
Restructuring charges	1	2	5
Advisory agreement termination fee	—	54	—
Selling shareholder expenses	—	4	—

Total costs and expenses	378	423	338

Income from operations	78	5	30
Interest expense	(11)	(19)	(18)
(Loss) gain on extinguishment of debt	(24)	(9)	1
Other income (expense), net	(1)	1	(2)

Income (loss) before income taxes	42	(22)	11
Provision for (benefit from) income taxes	4	(1)	5

Net income (loss)	$38	$(21)	$6

Net income (loss) per share:
Basic	$0.16	$(0.09)	$0.03
Diluted	$0.16	$(0.09)	$0.03
Shares used in per share calculations:
Basic	236	235	214
Diluted	244	235	219
Share-based compensation included in:
Research and development	$1	$1	$1
Selling, general and administrative	4	4	(1)

Operating expenses	$5	$5	$—

AVAGO TECHNOLOGIES LIMITED

FINANCIAL SUMMARY (NON-GAAP) - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended
	January 31, 2010	November 1, 2009	February 1, 2009
Net revenue	$456	$428	$368
Gross margin(1)	209	192	164
% of net revenue	46%	45%	45%
Research and development(2)	$63	$64	$61
Selling, general and administrative(2)	$42	$39	$41
Total operating expenses	$105	$103	$102
% of net revenue	23%	24%	28%
Income from operations	$104	$89	$62
Interest expense	$(11)	$(19)	$(18)
Net income	$88	$72	$37
Net income per share - diluted	$0.36	$0.29	$0.17
Shares used in per share calculation - diluted(3)	247	246	220

The financial summary excludes amortization of acquisition-related intangibles, share-based compensation, restructuring charges, advisory agreement termination fee, selling shareholder expenses and (loss)gain on extinguishment of debt.

(1)	Gross margin represents the difference between net revenue and cost of products sold.

(2)	Research and development and selling, general and administrative above exclude share-based compensation as follows:

	Quarter ended
	January 31, 2010	November 1, 2009	February 1, 2009
	(in millions)
Research and development	$1	$1	$1
Selling, general and administrative	4	4	(1)

Operating expenses	$5	$5	$—

(3)	The shares used in diluted per share calculation exclude the impact of share-based compensation.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Quarter ended
	January 31, 2010	November 1, 2009	February 1, 2009
Net income (loss) on GAAP basis	$38	$(21)	$6
Amortization of acquisition-related intangibles
Cost of products sold	15	14	15
Operating expenses	5	5	6
	20	19	21
Share-based compensation expense
Cost of products sold	—	—	—
Operating expenses	5	5	—
	5	5	—
Restructuring charges
Cost of products sold	—	—	6
Operating expenses	1	2	5
	1	2	11
Advisory agreement termination fee	—	54	—
Selling shareholder expenses	—	4	—
Loss(gain) on extinguishment of debt	24	9	(1)

Net income on Non-GAAP basis	$88	$72	$37

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP presentation of the Company’s net income (loss), which is adjusted to reflect the GAAP results excluding amortization of acquisition-related intangibles, share-based compensation, restructuring charges, advisory agreement termination fee, selling shareholder expenses, and (gain)loss on extinguishment of debt. This non-GAAP presentation is provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance among periods.

AVAGO TECHNOLOGIES FINANCE PTE. LTD

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA - UNAUDITED

(IN MILLIONS)

	Quarter ended
	January 31, 2010	November 1, 2009	February 1, 2009
Net income (loss)	$38	$(21)	$6
Interest expense	11	19	18
Provision for (benefit from) income taxes	4	(1)	5
Depreciation and amortization expense	39	40	41

EBITDA	92	37	70

Restructuring and other unusual charges	1	60	12
Share-based compensation	5	5	—
Loss(gain) on extinguishment of debt	24	9	(1)

Adjusted EBITDA	$122	$111	$81

EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior subordinated notes indenture as well as under our senior secured credit facility. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described above. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance.

Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures used by other companies.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	January 31, 2010	November 1, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$144	$472
Trade accounts receivable, net	203	186
Inventory	166	162
Other current assets	44	44

Total current assets	557	864
Property, plant and equipment, net	254	264
Goodwill	171	171
Intangible assets, net	627	647
Other long-term assets	23	24

Total assets	$1,632	$1,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$160	$154
Employee compensation and benefits	46	55
Accrued interest	5	25
Capital lease obligations - current	3	2
Other current liabilities	34	33
Current portion of long-term debt	—	364

Total current liabilities	248	633

Long-term liabilities:
Long-term debt	230	230
Capital lease obligations - non-current	2	3
Other long-term liabilities	65	64

Total liabilities	545	930

Shareholders’ equity:
Ordinary shares, no par value	1,402	1,393
Accumulated deficit	(318)	(356)
Accumulated other comprehensive income	3	3

Total shareholders’ equity	1,087	1,040

Total liabilities and shareholders’ equity	$1,632	$1,970

(1)	Amounts for the year ended November 1, 2009 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Quarter ended
	January 31, 2010	November 1, 2009	February 1, 2009
Cash flows from operating activities:
Net income (loss)	$38	$(21)	$6

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	39	40	41
Amortization of debt issuance costs	1	1	1
(Gain) loss on extinguishment of debt	8	9	(1)
Loss on disposal of property, plant and equipment	1	1	—
Share-based compensation	5	5	—
Tax benefits of share-based compensation	—	1	—
Excess tax benefits of share-based compensation	—	(1)	—
Changes in assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(17)	(8)	—
Inventory	(4)	(9)	10
Accounts payable	5	9	(5)
Employee compensation and benefits	(9)	8	(31)
Other current assets and current liabilities	(28)	(13)	(24)
Other long-term assets and long-term liabilities	2	24	(1)

Net cash provided by (used in) operating activities	41	46	(4)

Cash flows from investing activities:
Purchase of property, plant and equipment	(9)	(20)	(12)
Purchase of intangible assets	—	(1)	—

Net cash used in investing activities	(9)	(21)	(12)

Cash flows from financing activities:
Debt repayments	(364)	(112)	(2)
Issuance of ordinary shares, net of issuance costs	4	304	—
Excess tax benefits from share-based compensation	—	1	—

Net cash (used in) provided by financing activities	(360)	193	(2)

Net (decrease) increase in cash and cash equivalents	(328)	218	(18)
Cash and cash equivalents at the beginning of period	472	254	213

Cash and cash equivalents at end of period	$144	$472	$195